Exhibit 99.1 HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com News Release For Information Contact: Marshall H. Bridges, Senior Vice President and Chief Financial Officer (563) 272-7400 Jack D. Herring, Treasurer, Director of Finance and Investor Relations (563) 506-9783 HNI CORPORATION ANNOUNCES NEW CHIEF EXECUTIVE OFFICER MUSCATINE, Iowa (June 28, 2018) – HNI Corporation (NYSE: HNI) announced today the retirement of Stan A. Askren as Chief Executive Officer and the promotion of Jeffrey D. Lorenger as its new Chief Executive Officer. This transition is part of a long-planned and previously communicated succession process. Mr. Askren will remain Chairman of the Board of Directors until his retirement from the Board, which is anticipated no later than the end of the year. As part of this succession process, Mr. Lorenger was appointed President, HNI Corporation and a Director of the Corporation on April 20, 2018. About HNI Corporation HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments. HNI Corporation is a leading global office furniture manufacturer and is the nation's leading manufacturer of hearth products. The Corporation's strong brands have leading positions in their markets. More information can be found on the Corporation's website at www.hnicorp.com. ###